April 28, 2005

Technitrol, Inc.

1210 Northbrook Drive, Suite 470

Trevose, PA 19053

AMI Doduco, Inc.

Murray Corporate Park

1003 Corporate Drive

Export, PA 15632

Gentlemen:

Upon your acceptance of the terms of this letter agreement as evidenced by your execution and delivery to Fleet Precious Metals Inc. d/b/a Bank of America Precious Metals (the "Consignor"), on or before the date hereof, of a copy of this letter, Technitrol, Inc. and AMI Doduco, Inc. (f/k/a Advanced Metallurgy, Incorporated) (collectively, the "Customer") and the Consignor agree, effective as of the date hereof to amend the fifth sentence of Paragraph 1 of that certain Consignment Agreement dated as of November 18, 1997, by and between the Consignor and the Customer, as the same may have been heretofore amended (as amended, the "Consignment Agreement"), to read as follows:

At no time shall the value of consigned commodities exceed (i) $35,000,000; (ii) such limit as the parties may agree upon; or (iii) such limit as Consignor may approve in its sole discretion ("Consignment Limit").

Except as amended hereby, the Consignment Agreement and all agreements securing the Consignment Agreement shall remain in full force and effect and are in all respects hereby ratified and affirmed.

Sincerely,

Fleet Precious Metals Inc.

D/B/A BANK OF AMERICA

PRECIOUS METALS INC.

Consignor

By: /s/ David R. Vega

David R. Vega

Senior Vice President

Accepted and agreed as OF THE

28th day of APRIL, 2005.

TECHNITROL, INC.

Customer

By: /s/ James M. Papada

James M. Papada

CEO & President

AMI DODUCO, INC.

Customer

By: /s/ Drew A. Moyer

Drew A. Moyer

Secretary

The above signatory has the authority to execute the above amendment on behalf of Technitrol, Inc.

TECHNITROL, INC.

By: /s/ Ann Marie Janus

Ann Marie Janus

Corporate Secretary

The above signatory has the authority to execute the above amendment on behalf of AMI Doduco, Inc.

AMI DODUCO, INC.

By: /s/ Drew A. Moyer

Drew A. Moyer

Secretary